UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2011 (June 15, 2010)

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25346 (Commission File Number)	47-0772104 (IRS Employer Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     ACI Worldwide, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 15, 2011. At that Annual Meeting, the stockholders voted on the following four proposals which are further described in the Company’s proxy statement dated April 27, 2011.
     Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2012 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Alfred R. Berkeley, III	29,185,233	309,567	1,610,061
John D. Curtis	29,093,175	401,625	1,610,061
Philip G. Heasley	28,904,206	590,594	1,610,061
James C. McGroddy	29,196,048	298,752	1,610,061
Harlan F. Seymour	28,118,346	1,376,454	1,610,061
John M. Shay, Jr.	28,184,954	1,309,846	1,610,061
John E. Stokely	29,091,120	403,680	1,610,061
Jan H. Suwinski	28,181,584	1,313,216	1,610,061
     Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions
31,053,620	47,816	3,425
     Proposal 3: The stockholders approved, on an advisory basis, the executive compensation as described in the Company’s proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,371,465	6,430,508	692,827	1,610,061
     Proposal 4: The stockholders voted, on an advisory basis, on the frequency of future advisory votes on executive compensation and the majority of votes cast selected “1 Year” as the frequency for future advisory votes on executive compensation.

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
25,974,676	18,772	2,787,268	714,083	1,610,061
     Consistent with both the majority of votes cast with respect to this proposal and the recommendation of the Board of Directors of the Company, the Company will hold an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder advisory votes on executive compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.
/s/ Dennis P. Byrnes
Dennis P. Byrnes, Executive Vice President and Secretary

Date: June 17, 2011